CONSULTING AGREEMENT


     AGREEMENT made this 5th day of July, 1996, between TM Century, Inc., a Delaware corporation (_TM Century_), and Marjorie L. McIntyre (_Consultant_).

                            Preliminary Statement

     Consultant has, for some years, been a consultant and general advisor to TM Century, and

     TM Century desires to retain Consultant's experience, abilities in the business of TM Century, and TM Century has offered to engage Consultant to render consultative and advisory services in respect of TM Century, and

     Consultant desires to accept such engagement, upon the terms and conditions set forth below.

     In consideration of the premises and the mutual covenants herein contained, TM Century and Consultant hereby agree as follows:

     1. Term and Duties. TM Century hereby employs Consultant for a period of thirty-six (36) months, beginning the date hereof, as a general advisor and consultant to management in all matters pertaining to the business of TM Century and to render all of the services relevant thereto, and such advertising, promotional and administrative services as TM Century may reasonable request. Consultant shall serve as a member of the Board of Directors, if elected, including service as Chairman of the Board of Directors, if elected. Consultant shall report to and be responsible only to the Board of Directors of TM Century and its executive officers. Consultant shall render such services as are requested of her by TM Century but shall not be obligated to spend more than 20 hours in any one week for such services or more than 60 hours in any one month for such services. Such services shall be rendered in Dallas, Dallas County, Texas, unless agreed on otherwise.

     2. Compensation. For her consulting services to be rendered by Consultant to TM Century under this Agreement, Consultant shall be compensated by TM Century during the term of this Agreement by the payment of (1) the sum of $10,000 per month to be payable in twenty-four (24) equal installments, in accordance with the Company's customary payroll procedures. (2) by TM Century providing consultant with an automobile allowance of $335 per month, and reimbursing her gasoline expenses and insurance for same. (3) reimbursement of reasonable expenses incurred by consultant in the performance of her duties, and (4) by TM Century providing consultant with health insurance equivalent to health insurance provided to employees of TM Century.

     3.  Conflict of  Interest.   During  the  term  of this  Agreement,
     Consultant shall not have any other corporate affiliation without the approval of the Board of Directors of TM Century and shall not, directly or indirectly, engage in the production, manufacture, or distribution of any product similar to that produced, manufactured, or sold by TM Century or any of its subsidiaries, neither for her own account or for any person, firm, or corporation whatsoever other than TM Century or its subsidiaries, or otherwise compete with the company or its subsidiaries.
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     4.  Trade Secrets.    Consultant  acknowledges  that prior  to  her
     association with TM Century, she had no knowledge of the formulas, trade secrets, processes, or method of production or manufacture
     utilized  by  TM  Century  and  that  such   information  is  of  a
     confidential and secret character and of great value to TM Century. Consultant agrees not to divulge to anyone other than the proper officers of TM Century, either during or after termination of her employment hereunder, any information acquired by her concerning such processes, formulas, or methods of manufacturing or production or other trade secrets of TM Century.

     5. Covenant Not To Compete. During the term of this Contract, Consultant shall not, directly or indirectly, own, manage, operate, join, control or participate in or be connected with any business (either as owner, principal, shareholder, agent, employee, servant, or otherwise) which shall (i) compete with any business conducted by TM Century of the type and nature as shall be conducted by TM Century during the term hereof as described herein and (ii) be conducted within the State of Texas (_Covenant Not to Compete_). For purposes of the Covenant Not to Compete, the term _TM Century_ shall include any subsidiary or affiliate of TM Century. Consultant understands and agrees that a breach or threatened breach of the Covenant Not to Compete cannot be reasonably or adequately compensated in damages and that such breach will cause TM Century irreparable loss or damage. Nothing herein shall prevent TM Century from pursuing any remedies available at law or in equity for such breach or threatened breach. This Covenant Not to Compete as well as the obligations of Consultant hereunder are not depended upon, but are mutually independent from any other covenant or obligation herein. Consultant shall be paid the sum of $10,000 per month to be payable on or about the last day of each month during the term of this Agreement including the extended period.


     6. Waiver , Modification, or Cancellation. Any waiver, alternation or modification of any of the provisions of this Agreement, or its cancellation or replacement, shall not be valid unless in writing and signed by the parties.

     7. Assignment. The rights and obligations of TM Century under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of TM Century if the company shall transfer all or substantially all of its assets, property, and business to another corporation.

     8. Construction. The validity of this Agreement shall be governed by the laws of the State of Texas, and this Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

     9.  Entire Agreement.   This  Agreement  supersedes all  agreements
     previously made between the parties relating to is subject matter. There are no other understandings or agreements.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

     TM CENTURY, INC.


     ________________________________
       __________________________________
     NEIL W. SARGENT                   MARJORIE L. McINTYRE
     PRESIDENT/CEO